Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and American Stock Exchanges

NEWS

Vista Gold Corp. Receives Exploration Licenses and Announces Drill Results at Mt. Todd Project, Australia, and Reviews Cash Position

Denver, Colorado, September 4, 2007 — Vista Gold Corp. (TSX & AMEX:  VGZ) announced today that it has received four exploration licenses (“ELs”) covering about 110,633 hectares primarily to the north-northeast of Vista’s Mt. Todd gold mine in the Northern Territory, Australia. The ELs had been held in reserve status by the Northern Territory government prior to Vista acquiring the project.  Vista’s management believes exploration potential for gold and other minerals on these licenses to be good, and a program to systematically evaluate the mineral potential of this land is underway. Earlier work by past operators has identified Mt. Todd-type low-grade mineralization in a zone trending north-northeast of Mt. Todd and scattered prospects throughout the area covered by the ELs. Additionally, historical drill results indicate the presence of vein-type high-grade intercepts at various locations in the area covered by the ELs.

Vista has received initial gold assays for all of the 19 core drill holes completed at Mt. Todd earlier this year. Results for the first six core drill holes (one of which was abandoned due to difficult drilling conditions) were issued in Vista’s press release dated May 30, 2007. Check assaying and assaying for other metals, including copper, is ongoing. The objectives of the program are to obtain information that supports the conversion of inferred gold resources to measured and indicated resources, to explore for additional resources on strike and down dip, to aid in the determination of the copper content of the deposit and to obtain samples for metallurgical testing.

The drilling program began February 1, 2007, and concluded on June 6, 2007, with 25 holes completed (including the one hole abandoned) for 9,883 meters of drilling, under the overall supervision of Robert Perry, CPG, Vista’s Vice President of Exploration. Mr. Perry is a qualified person for the purposes of Canadian National Instrument 43-101. The drill holes covered an area of 1,600 meters by 300 meters. Drill hole spacing of the holes drilled in this program varied from 30 to 300 meters, but spacing between these holes and holes drilled by previous operators was less than 50 meters. The core drilling was done by Titeline Drilling PL of Australia, and the assaying for gold is being done by Northern Australian Labs in Pine Creek, Northern Territory, Australia, with check assaying by ALS Chemex of Australia. ALS Chemex of Australia and NT Environmental Laboratories Pty. Ltd. of Darwin, Northern Territory, Australia are doing multi-element analyses including copper. All holes were angle holes drilled to intersect mineralization at close to right angles; however, due to physical constraints and the complex nature of the deposit, true thickness of the drilled intervals cannot be assumed from the measured intercepts. Sampling and assaying methods are being conducted in accordance with the CIM Mineral Exploration Best Practices Guidelines. All samples taken were nominally one meter in length.

The initial gold assays for holes not previously reported in Vista’s May 30, 2007, press release include the following highlights:

Drill Hole	Interval (m)	Intercept (m)	Assay (g/t)	Including (m)	Intercept (m)	Assay (g/t)
VB07-007	98-107	9	1.16
	144-151	7	1.40
	171-178	7	1.14
	187-195.9	8.9	3.16
	225-328	103	1.38	227-230	3	6.72
				243-246	3	4.81
				309-316	7	2.22
VB07-008	17.3-20	2.7	1.89
	39.3-44	4.7	1.27
	53-56	3	1.32
	92-95	3	1.37
	158-175	17	1.68
	191.8-210	18.2	2.08
	251-254	3	2.16
	302.9-316	13.1	2.23
	344-348	4	2.64
	369-373	4	1.93
	386-407	21	3.36	398-399.2	1.2	32.17
	514-420	5	1.32
	431-471	40	2.62	436.9-441.1	4.2	3.38
				451-455.1	4.1	2.97
				467-468	1	47.67
	483-487	4	1.63
VB07-009	11-14	3	1.63
	127-134	7	1.38
	195-205	10	1.18
	216-218	2	5.75
	245-332	87	1.21
	358-390	32	1.40
	408.9-412	3.1	4.72
VB07-010	71-75	4	2.14
	82-85	3	3.95
	122-125	3	1.33
	208-211	3	2.44
	230-233	3	1.09
	241-244	3	1.62
	295-300	5	1.91
	313-437	124	2.26	358-366	8	10.1
				386-389	3	7.79
VB07-012	10-13	3	1.69
	160-167	7	1.24
	200-203	3	1.63
	218-221	3	1.16
VB07-013	202-209	7	1.19
	316-340	24	1.28
	372-381	9	1.09
VB07-014	19-24	5	1.32
	81-85	4	2.26

Drill Hole	Interval (m)	Intercept (m)	Assay (g/t)	Including (m)	Intercept (m)	Assay (g/t)

	109-113	4	1.16
	125-136	11	1.97
	170.7-174	3.3	1.49
	355-362	7	1.45
	401-413	12	2.08
	429-433	4	2.26
	439-444	5	1.15
	451-456	5	3.68
	500.1-504	3.9	2.12
	513-526	13	2.2
VB07-015	22-57.2	35.2	1.68	52-57.2	5.2	4.83
	71-275	204	1.91	132-136	4	9.46
				225.9-229	3.1	7.63
				257-257.9	0.9	32.23
VB07-016	259.9-266	6.1	2.02
	290-295	5	1.04
VB07-017	110-113	3	2.04
	126-130	4	1.57
	219-223	4	3.24
	282-293	11	2.96
	301-324	23	1.27
	331-337	6	1.09
	375-378.3	3.3	1.69
VB07-018	173-180	7	1.08
	194-198	4	1.37
	211-216	5	1.08
	245-382.1	137.1	2.27	256-264	8	6.74
				289-295	6	4.29
				327-335	8	3.89
				352-355	3	7.68
				379-382.1	3.1	8.97
	404-408.1	4.1	1.45
	415.9-429	13.1	1.58
	474-483.9	9.9	1.7
VB07-019	125-129	4	2.16
VB07-020	96-100	4	1.07
	173-176	3	1.19
	188-191	3	2.01
VB07-021	39-74	35	1.57
	98-108	10	1.64
	200-233	33	2.72	208-216	8	7.00
	249-260	11	1.16
	272-306	34	1.24
VB07-022	65-72	7	2.83
	81-108	27	2.30	81-85	4	7.67
	200-203	3	3.19
	254-260	6	1.01
	413-417	4	3.27

	450-456	6	2.05
	482-485	3	6.62
VB07-023	69-72	3	2.13
	79-86	7	1.14
	187-191	4	1.48
VB07-024	275-279	4	1.74
VB07-025	26-31	5	3.04
	109-120	11	1.17
	127-130	3	1.21
	223-238	15	1.58
	359-363	4	1.57

The data, including sampling and assaying, has been verified by Mr. Perry by inspection of computer assay data print outs and visual inspection of drill core for purposes of this news release.

A description of the geology, mineralization and other information on the project can be found in the report “Preliminary Economic Assessment Mt. Todd Gold Project, Northern Territory, Australia” dated December 29, 2006, which has been filed on SEDAR by Vista.

Metallurgical samples have been selected from the new core samples and sent to Resource Development, Inc. of Wheat Ridge, Colorado, for additional metallurgical test work, which Vista expects to be completed later this year. Vista plans to use the results from the metallurgical testing and a new resource estimate resulting from the current drilling program to generate a preliminary feasibility study towards the end of this year.

Fred Earnest, President and COO of Vista stated, “The results of the 2007 drilling program are very encouraging, and all the intercepts are within the depth reached in the preliminary open pit design in the Preliminary Economic Assessment. The recent drill results contain long intervals of mineralization including hole VB07-015 that contains an intercept of over 200 meters containing 1.91 g/t gold. We plan to use the results of this drill program together with other historic information we have obtained to prepare a new resource estimate later this year.”

On a separate topic, Vista notes that some Canadian-based mining companies have recently reported exposure to cash positions invested in Asset-Backed Commercial Paper (“ABCP”) programs. Vista has approximately US$ 18 million in cash and cash equivalents, all of which are held in high-grade money market funds in Vista’s bank accounts at a major U.S. bank.  Vista has been informed by its bank that these money market funds do not directly invest in sub-prime or investment-grade domestic mortgages or single-seller ABCP programs from either prime or sub-prime mortgage originators and that all holdings of its money market funds present minimal credit risk. All of Vista’s cash and cash equivalents are invested in products carrying the highest possible investment grade as determined by leading rating agencies.

About Vista Gold Corp.

Since 2001, Vista has acquired a number of proven gold projects with the expectation that higher gold prices would significantly increase their value. As gold prices have risen, Vista has completed various preliminary evaluations that have demonstrated that some of the projects would be potentially viable operations at current gold prices. Vista is undertaking technical programs to bring the most advanced projects to the point where decisions can be made to put these projects into production, either by Vista, or through sale or joint venture to other mining companies. Vista’s holdings include the Paredones Amarillos and Guadalupe de los Reyes Projects in Mexico, Mt. Todd Project in Australia, Yellow Pine Project in Idaho, Awak Mas Project in Indonesia, Long Valley Project in California, and the Amayapampa Project in Bolivia.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as results of drilling programs and prospects for exploration and conversion of resources at the Mt. Todd project, the performance of and results of feasibility studies, Vista’s future business strategy, competitive strengths, goals, operations, plans, potential project development, future share price and valuation, future gold prices, credit status and liquidity of Vista’s cash and cash-equivalent investments, Vista’s potential status as a producer, and other such matters are forward-looking statements.  When used in this press release, the words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, risks that Vista’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty of being able to raise capital on favorable terms or at all; and external risks relating to the economy and credit markets in general; as well as those factors discussed in Vista’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.  There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements.  Vista assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com